UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2016

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the term “the Company” refers to Hospitality Properties Trust.

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of the Company held on May 25, 2016, the following votes were received:

The Company’s shareholders voted on the reelection of Ms. Donna D. Fraiche as an Independent Trustee of the Board of Trustees.  Ms. Fraiche received the following votes:

For	Against	Abstain	Broker Non-Votes
51,853,881	52,410,350	11,237,798	25,861,407

The Company’s shareholders voted on the reelection of Mr. William A. Lamkin as an Independent Trustee of the Board of Trustees.  Mr. Lamkin received the following votes:

For	Against	Abstain	Broker Non-Votes
27,365,433	78,351,847	9,784,749	25,861,407

The Company’s shareholders voted on the reelection of Mr. Adam D. Portnoy as a Managing Trustee of the Board of Trustees.  Mr. Portnoy received the following votes:

For	Against	Abstain	Broker Non-Votes
43,441,997	63,052,271	9,007,761	25,861,407

The shareholders also voted on a non-binding advisory resolution on the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement relating to the Company’s 2016 annual meeting of shareholders.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
69,713,915	44,469,012	1,319,102	25,861,407

The shareholders also voted on a non-binding proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016.  This proposal received the following votes:

For	Against	Abstain
139,632,608	1,406,452	324,376

A nonbinding shareholder proposal made by UNITE HERE was also voted upon at the meeting. The proposal requested that the Board of Trustees take all steps necessary to cause the Company to opt out of Maryland’s Unsolicited Takeover Act, or MUTA, and to require approval by a majority of shareholders casting votes before opting back into the Act. The proposal by UNITE HERE received the following votes:

For	Against	Abstain	Broker Non-Votes
99,392,308	14,977,697	1,132,024	25,861,407

Ms. Fraiche and Messrs. Lamkin and Adam Portnoy received less than a majority of votes cast, but continued to serve as holdover Trustees.  Thereafter, at a joint meeting of the Nominating and Governance Committee and of the Board of Trustees, each of Ms. Fraiche and Messrs. Lamkin and Adam Portnoy offered to resign and recused herself or himself from consideration of decisions regarding her or his continued service as a Trustee.  Thereafter, the remaining members of the Nominating and Governance Committee and the Board of Trustees determined to decline each of the offers to resign and that Ms. Fraiche and Mr. Lamkin should continue as Independent Trustees and Mr. Adam Portnoy as a Managing Trustee for the following reasons, among others:

•                  The Company’s Board of Trustees is composed of three Independent Trustees and two Managing Trustees.  Applicable Securities and Exchange Commission and New York Stock Exchange rules require that the Company have an Audit Committee exclusively composed of at least three independent trustees.  Applicable New York Stock Exchange listing requirements mandate that the Company have a majority of independent trustees and an Audit Committee composed of at least three independent trustees.  The Company’s governing documents require that the Company have at least two Managing Trustees and a majority of Independent Trustees on the Company’s Board of Trustees.  Because of these rules, listing requirements and requirements under the Company’s governing documents, the Nominating and Governance Committee and the Board of Trustees determined to take prompt action to confirm the status of the Company’s Board of Trustees.

•                  The Nominating and Governance Committee and the Board of Trustees considered the quality of the past services provided by Ms. Fraiche and Mr. Lamkin as Independent Trustees and by Mr. Adam Portnoy as a Managing Trustee.  The Company and the Board of Trustees noted that Ms. Fraiche and Messrs. Lamkin and Adam Portnoy regularly attended meetings of the Board of Trustees and of the applicable Board of Trustees’ committees, that all of Ms. Fraiche and Messrs. Lamkin and Adam Portnoy were fully prepared for, and engaged in, those meetings and that the arguments, advice and recommendations presented by Ms. Fraiche and Messrs. Lamkin and Adam Portnoy at those meetings were considered by the Nominating and Governance Committee and the Board of Trustees to be significant contributions and in the Company’s best interest.

•                  The Nominating and Governance Committee considered the background and experience that each of Ms. Fraiche and Messrs. Lamkin and Adam Portnoy bring to the Board of Trustees and to the Company, and the Nominating and Governance Committee and the Board of Trustees concluded that the perspectives provided by Ms. Fraiche and Messrs. Lamkin and Adam Portnoy are beneficial to the deliberations of the Board of Trustees and to the Company.

•                  The Nominating and Governance Committee and the Board of Trustees also considered certain arguments against the reelection of Ms. Fraiche and Messrs. Lamkin and Adam Portnoy presented during the proxy solicitation period for the 2016 annual meeting of shareholders.  The Nominating and Governance Committee noted that UNITE HERE has historically solicited votes against the reelections of the Company’s nominees for the reasons that the Board of Trustees had failed to implement a proposal regarding opting out of MUTA voted at prior annual meetings, which is similar to the proposal presented by UNITE HERE at the 2016 annual meeting of shareholders.  The Nominating and Governance Committee and the Board of Trustees also considered that UNITE HERE is a labor union which has engaged in labor organizing campaigns at certain hotels owned by the Company.  The Nominating and Governance Committee and the Board of Trustees also noted that Institutional Shareholder Services, Inc., or ISS, a proxy advisory business, had supported the UNITE HERE campaign and had also argued that Mr. Adam Portnoy should not be re-elected because he “serves more than three public boards while serving as CEO of an outside firm.”  The Nominating and Governance Committee and the Board of Trustees noted that Mr. Adam Portnoy is a board member of, the CEO and a full-time employee of The RMR Group LLC, or RMR, the Company’s manager and the manager of the other public companies on whose boards Mr. Adam Portnoy serves.  The Nominating and Governance Committee and the Board of Trustees noted that the ISS argument seemed to apply to a “one-size-fits-all rule” which did not appear to be applicable to Mr. Adam Portnoy’s circumstances.  The Board of Trustees determined that Mr. Adam Portnoy has demonstrated that he has the time for his service on multiple boards, that he provided important management perspectives to the Board of Trustees’ deliberations and that he was qualified to serve as a Managing Trustee of the Company.  The Nominating and Governance Committee and the Board of Trustees noted that ISS had also argued against the reelection of Messrs. Lamkin and Adam Portnoy because they were on the Board of Trustees at the time that the Company and RMR amended their management agreement.  However, the Nominating and Governance Committee and the Board of Trustees noted the thorough process undertaken by the Board of Trustees and special committees in connection with the approval of that amendment and that the amendment had resulted in a profitable investment for the Company.

•                  After considering the foregoing, the Nominating and Governance Committee and the Board of Trustees determined that the history of high quality services previously provided by Ms. Fraiche and Messrs. Lamkin and Adam Portnoy outweighed the arguments which had been presented against their reelections and that it is in the Company’s best interest that each continue to serve as a member of the Board of Trustees.

In response to inquiries from the Nominating and Governance Committee and the Board of Trustees, Ms. Fraiche and Messrs. Lamkin and Adam Portnoy each agreed to continue to serve as a Trustee, and each will serve until her or his successor qualifies.

The results reported above are final results.

Item 8.01  Other Events.

On May 25, 2016, the Company updated its Trustee compensation arrangements.  A summary of the Company’s currently effective Trustee compensation arrangements is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Consistent with the Company’s Trustee compensation arrangements, on May 25, 2016, the Company granted each of the Company’s Trustees 2,500 common shares of beneficial interest, $.01 par value, of the Company, or the Common Shares, valued at $25.50 per share, the closing price of the Common Shares on the New York Stock Exchange on that day.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                        Summary of Trustee Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
Name:	Mark L. Kleifges
Title:	Treasurer and Chief Financial Officer

Date:  May 27, 2016